As filed with the Securities and Exchange Commission on February 9, 2009
Registration No. 333-131366
Registration No. 333-75420
Registration No. 333-75422
Registration No. 333-39690
Registration No. 333-42747
Registration No. 333-42753
Registration No. 333-00537
Registration No. 033-60169
Registration No. 033-69922

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-131366
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-75420
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-75422
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-39690
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-42747
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-42753
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-00537
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 033-60169
POST-EFFECTIVE AMENDMENT NO. 6 TO
FORM S-8 REGISTRATION STATEMENT NO. 033-69922
UNDER THE SECURITIES ACT OF 1933

DATASCOPE CORP.
(Exact name of Registrant as Specified in Its Charter)

Delaware	13-2529596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14 Philips Parkway, Montvale, New Jersey, 07645-9998
(201) 391-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Datascope Corp. 2005 Equity Incentive Plan
Amended and Restated 1995 Stock Option Plan
Common Stock Issuable under Stock Option Agreements
Stock Option Agreements with Various Individuals
Datascope Corp. Compensation Plan for Non-Employee Directors
Datascope Corp. 1995 Stock Option Plan
Datascope Corp. 1995 Stock Option Plan
Datascope Corp. Stock Option Agreements
Datascope Corp. 401(k) Savings and Supplemental Retirement Plan

(Full titles of plan)

Henry G. Scaramelli
Chief Financial Officer
Datascope Corp.
14 Philips Parkway
Montvale, New Jersey 07645
(201) 391-8100

(Name and address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
J. Mark Ray
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SHARES
     This Post-Effective Amendment on Form S-8 relates to the following Registration Statements on Form S-8 (the “Registration Statements”) of Datascope Corp., a Delaware corporation (“Datascope”) which have been filed with the Securities and Exchange Commission (the “SEC”):
1.	Registration Statement No. 333-131366, which was originally filed with the SEC on January 30, 2006 and relates to the Datascope Corp. 2005 Equity Incentive Plan.

2.	Registration Statement No. 333-75420, which was originally filed with the SEC on December 19, 2001 and relates to the Amended and Restated 1995 Stock Option Plan.

3.	Registration Statement No. 333-75422, which was originally filed with the SEC on December 19, 2001 and relates to Common Stock Issuable under Stock Option Agreements.

4.	Registration Statement No. 333-39690, which was originally filed with the SEC on June 20, 2000 and relates to Stock Option Agreements with Various Individuals.

5.	Registration Statement No. 333-42747, which was originally filed with the SEC on December 19, 1997 and relates to the Datascope Corp. Compensation Plan for Non-Employee Directors.

6.	Registration Statement No. 333-42753, which was originally filed with the SEC on December 19, 1997 and relates to the Datascope Corp. 1995 Stock Option Plan.

7.	Registration Statement No. 333-00537, which was originally filed with the SEC on January 30, 1996 and relates to the Datascope Corp. 1995 Stock Option Plan.

8.	Registration Statement No. 033-60169, which was originally filed with the SEC on June 12, 1995 and relates to Datascope Corp. Stock Option Agreements.

9.	Registration Statement No. 033-69922, which was originally filed with the SEC on October 4, 1993 and relates to the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan.
     On January 30, 2009, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 15, 2008, by and among Getinge AB (“Getinge”), DaVinci Merger Sub, Inc., an indirect wholly owned subsidiary of Getinge (“Merger Sub”), and Datascope Corp., Merger Sub merged (the “Merger”) with and into Datascope, with Datascope surviving as an indirect wholly owned subsidiary of Getinge.
     As a result of the merger, Datascope has terminated the offering of Datascope’s securities pursuant to the Registration Statements. Datascope hereby removes from registration, by means of this Post-Effective Amendment to the Registration Statements, any securities registered under the Registration Statements which have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on February 9, 2009.

DATASCOPE CORP.
By:	/s/ Christian Keller
Name:	Christian Keller
Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Christian Keller
Christian Keller	Chief Executive Officer	February 9, 2009

/s/ Henry M. Scaramelli
Henry M. Scaramelli	Chief Financial Officer	February 9, 2009

/s/ Fred Adelman
Fred Adelman	Chief Accounting Officer	February 9, 2009

/s/ Ulf Grunander
Ulf Grunander	Director	February 9, 2009

/s/ Michael Rieder
Michael Rieder	Director	February 9, 2009

/s/ Reinhard Mayer
Reinhard Mayer	Director	February 9, 2009